UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Construction Loan Agreement

On February 28, 2019, FuelCell Energy, Inc. (the “Company”), through its indirect wholly-owned subsidiary Groton Station Fuel Cell, LLC (“Borrower”), entered into a Construction Loan Agreement (the “Construction Loan Agreement”) with Fifth Third Bank (“Lender”) pursuant to which Lender agreed to make available to Borrower a construction loan facility in an aggregate principal amount of up to $23,000,000 (the “Facility”) to fund the manufacture, construction, installation, commissioning and start-up of the 7.4 megawatt fuel cell power plant for the Connecticut Municipal Electric Energy Cooperative located on the U.S. Navy submarine base in Groton, Connecticut (the “Project”). Borrower made an initial draw under the Facility on the date of closing of $9,656,659.

Amounts borrowed under the Facility bear interest at a rate equal to the sum of the one-month LIBOR Rate plus 2.25%. Regular monthly payments are interest-only. Amounts borrowed under the Facility may be prepaid at any time without penalty. The maturity date of the Facility will be the earlier of (a) October 31, 2019, (b) the commercial operation date of the Project, or (c) one business day after receipt of proceeds of debt financing (i.e., take out financing) in an amount sufficient to repay the outstanding indebtedness under the Facility. Mandatory prepayments are required in the event of material damage or destruction to the Project or a change of control of Borrower.

The Company has agreed to guarantee Borrower’s obligations under the Construction Loan Agreement. In addition, Borrower’s obligations under the Construction Loan Agreement are secured by a first mortgage lien on Borrower’s leasehold interest in the Project site, a security interest in the Project assets, including material Project related contracts such as the power purchase agreement and EPC agreement, and the Company’s equity interest in the Borrower.

The Construction Loan Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default that entitle Lender to cause the indebtedness under the Facility to become immediately due and payable.

The foregoing is only a brief description of the material terms of the Construction Loan Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Construction Loan Agreement and Guaranty Agreement that are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Hercules Loan and Security Agreement

As previously disclosed, in April 2016, the Company entered into a loan and security agreement with Hercules Capital, Inc. (“Hercules”) for an aggregate principal amount of up to $25.0 million, subject to certain terms and conditions. The loan and security agreement was subsequently amended on September 5, 2017, October 27, 2017, March 28, 2018, August 29, 2018, and December 19, 2018. Principal under the loan began amortizing in fiscal 2018 until March 2018, when the Company refinanced and drew a term loan advance of $13.1 million under the March 28, 2018 amendment. This resulted in an aggregate amount of outstanding term loan advances of $25.0 million as of February 28, 2019. The term loan maturity date is October 1, 2020, subject to extension upon the Company’s achievement of certain performance milestones.

On February 28, 2019, the Company and Hercules (and various affiliated entities) entered into the sixth amendment to the loan and security agreement (such amendment, the “Hercules Amendment”), which is effective as of February 22, 2019. Under the Hercules Amendment, the Company is required, at all times following February 22, 2019 through March 31, 2019, to maintain an unrestricted cash balance of at least (a) 50% of the outstanding loan balance, plus (b) the amount of accounts payable (as defined under GAAP) not paid within 90 days of the invoice date, in accounts subject to an account control agreement in favor of Hercules. Further, at all times after March 31, 2019, the Company is required to maintain an unrestricted cash balance of at least (y) 75% of the outstanding loan balance, plus (z) the amount of accounts payable (as defined under GAAP) not paid within 90 days of the invoice date, in accounts subject to an account control agreement in favor of Hercules.

In addition, in the event of prepayment, the Hercules Amendment requires the payment of a prepayment charge equal to the following percentage of the advance amount being prepaid: (a) if such advance amounts are prepaid in any of the first twelve months following February 22, 2019, 2.00%, and (b) thereafter, 1.00%. In connection with the execution of the Hercules Amendment, the Company paid a $250,000 non-refundable fee to Hercules.

The foregoing is only a brief description of the material terms of the Hercules Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Hercules Amendment that is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above regarding the Construction Loan Agreement and the transactions contemplated thereby is incorporated into this Item 2.03 by reference. Such information is qualified in its entirety by reference to the full text of the Construction Loan Agreement and the Guaranty Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On March 4, 2019, the Company issued a press release announcing the Construction Loan Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibit is being furnished herewith:

Exhibit Number	Description
10.1	Construction Loan Agreement, dated as of February 28, 2019, by and between Groton Station Fuel Cell, LLC and Fifth Third Bank.
10.2	Guaranty Agreement, dated as of February 28, 2019, by FuelCell Energy, Inc. in favor of Fifth Third Bank.
10.3	Sixth Amendment to Loan and Security Agreement, dated February 28, 2019 and effective as of February 22, 2019, by and among FuelCell Energy, Inc., Versa Power Systems, Inc., Versa Power Systems Ltd., Hercules Capital, Inc. and Hercules Funding II, LLC.
99.1	Press Release issued by FuelCell Energy, Inc. on March 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: March 5, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer and Treasurer